                      EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS

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                                             EIGHT MONTH
                                             PERIOD ENDED     YEAR ENDED      YEAR ENDED
                                              AUGUST 31,      AUGUST 31,      AUGUST 31,
                                          -----------------------------------------------
                                                 1995            1996            1997
                                          --------------  --------------   --------------
Primary:
 Net Loss                                    $(10,160,639)   $(18,429,784)   $(48,535,001)
                                             ============    ============    ============
 Weighted average number of
 common shares outstanding                     (1,474,554)     (2,219,770)     (2,429,511)
                                             ============    ============    ============

Net loss per common share                    $      (6.89)   $      (8.30)   $     (19.98)
                                             ============    ============    ============


Fully diluted:
 Net loss                                    $(10,160,639)   $(18,429,784)   $(48,535,001)
 Interest expense related to convertible
 notes, net of income tax expense                 918,501       5,342,208      15,204,416
                                             ------------    ------------    ------------
 Adjusted net loss                           $ (9,242,138)   $(13,087,575)   $(33,330,585)
                                             ============    ============    ============
 Weighted average number of
 common shares outstanding,
 assuming conversion of convertible
 notes at beginning of relevant period         (1,671,890)     (3,202,778)     (3,854,356)
                                             ============    ============    ============

Net loss per common share                    $      (5.53)   $      (4.09)   $      (8.65)
                                             ============    ============    ============
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